Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Fourth Quarter of Fiscal Year 2021

•	Year-over-year revenue grows 14%, operating profit up 8%, non-GAAP operating profit up 7%

•	Quarterly dividend increases 8% to $0.42 per share

•	Company to host a virtual Investor Day on September 8, 2021, at 1:30 p.m. PT

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, August 5, 2021 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading digital health company, today announced results for its quarter ended June 30, 2021.

Fourth Quarter 2021 Highlights

All comparisons are to the prior year period

•	Revenue increased by 14% to $876.1 million; up 10% on a constant currency basis

•	Gross margin of 56.0%; non-GAAP gross margin contracted 260 bps to 57.3%

•	Income from operations increased 8%; non-GAAP operating profit up 7%

•	Diluted earnings per share of $1.33; non-GAAP diluted earnings per share of $1.35

•	Quarterly dividend increased by 8% to $0.42 per share

Full Year 2021 Highlights

All comparisons are to the prior year period

•	Revenue increased 8% to $3.2 billion; up 6% on a constant currency basis

•	Gross margin of 57.5%; non-GAAP gross margin contracted 70 bps to 59.1%

•	Income from operations increased 12%; non-GAAP operating profit up 12%

•	Diluted earnings per share of $3.24; non-GAAP diluted earnings per share of $5.33

“Our fourth quarter and full-year fiscal year 2021 results continue to demonstrate the strength and resiliency of our business,” said Mick Farrell, ResMed’s CEO. “During the quarter, we saw the ongoing recovery of core sleep apnea and COPD patient flow across our business, as healthcare systems continue to adopt new models of patient care. We faced some headwinds this quarter, as we annualized the $125 million in COVID-related ventilator sales from this period in 2020, and we saw some tailwinds from a competitor’s major quality issue that was announced during the quarter. The net result was strong revenue growth of 10% for our ResMed business in the June quarter. We finished the full fiscal year 2021 with 6% revenue growth year-over-year to $3.2 billion, with operating profit up 12% on a non-GAAP basis.

RMD Fourth Quarter 2021 Earnings Press Release – August 5, 2021	Page 2 of 10

“At this time of incredible demand for ResMed products, we are doing everything we can to increase our manufacturing of sleep and respiratory care devices. Our global team is supporting patients, providers, and physicians with our priority to get products directly into the hands of patients who need therapy most. Looking ahead, we are confident in our ability to grow steadily through our fiscal year 2022 and to deliver for all our stakeholders. We’re driving accelerated adoption of digital health solutions in sleep apnea, COPD, and out-of-hospital care, accelerating our ResMed 2025 strategy. These digital health solutions provide efficiency and lower costs for providers and payers, as well as better quality-of-life and clinical outcomes for patients and physicians, and sustainable growth for all of our ResMed stakeholders.”

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	June 30, 2021	June 30, 2020	% Change	Constant Currency (A)
Revenue	$876.1	$770.3	14%	10%
Gross margin (B)	56.0%	58.3%	(4)
Non-GAAP gross margin (B)	57.3%	59.9%	(4)
Selling, general, and administrative expenses	181.5	165.4	10	4
Research and development expenses	59.9	52.5	14	9
Income from operations	241.6	223.2	8
Non-GAAP income from operations (B)	260.4	243.4	7
Net income	195.1	177.8	10
Non-GAAP net income (B)	198.4	193.3	3
Diluted earnings per share	$1.33	$1.22	9
Non-GAAP diluted earnings per share (B)	$1.35	$1.33	2

	Twelve Months Ended
	June 30, 2021	June 30, 2020	% Change	Constant Currency (A)
Revenue	$3,196.8	$2,957.0	8%	6%
Gross margin (B)	57.5%	58.1%	(1)
Non-GAAP gross margin (B)	59.1%	59.8%	(1)
Selling, general, and administrative expenses	670.4	676.7	(1)	(4)
Research and development expenses	225.3	201.9	12	8
Income from operations	903.7	809.7	12
Non-GAAP income from operations (B)	993.8	890.9	12
Net income	474.5	621.7	(24)
Non-GAAP net income (B)	780.6	692.8	13
Diluted earnings per share	$3.24	$4.27	(24)
Non-GAAP diluted earnings per share (B)	$5.33	$4.76	12

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

RMD Fourth Quarter 2021 Earnings Press Release – August 5, 2021	Page 3 of 10

Discussion of Fourth Quarter Results

All comparisons are to the prior year period unless otherwise noted

•

During the June quarter, we derived incremental respiratory care revenue from COVID-19 related demand of approximately $20.0 million whereas our prior year quarter included incremental revenue of approximately $125.0 million. Excluding the impact of the incremental respiratory care revenue associated with COVID-19, revenue increased by 29 percent on a constant currency basis.

•

Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 18 percent, driven by increased demand for our sleep devices and masks, including recovery of core sleep patient flow that was previously impacted by COVID-19 and increased demand following a recent product recall by one of our competitors, partially offset by decreased COVID-19 related demand for our ventilators.

•

Revenue in Europe, Asia, and other markets grew by 2 percent on a constant currency basis, primarily driven by strong sales across our mask product portfolio, partially offset by lower device sales due to the incremental COVID-19 respiratory care revenue generated in the prior year quarter. Excluding the impact of the incremental respiratory care revenue associated with COVID-19, revenue increased by 35 percent on a constant currency basis.

•	Software as a Service revenue increased by 5 percent, due to continued growth in resupply service offerings and stabilizing patient flow in out-of-hospital care settings.

•

Gross margin decreased by 230 basis points and non-GAAP gross margin decreased by 260 basis points, mainly due to an unfavorable product mix, specifically a proportional increase in lower-margin Sleep devices, lower average selling prices, and unfavorable foreign currency movements.

•

Selling, general, and administrative expenses increased by 4 percent on a constant currency basis. SG&A expenses improved to 20.7 percent of revenue in the quarter, compared with 21.5 percent in the same period of the prior year. These changes in SG&A expenses were mainly due to increases in employee-related expenses, partially offset by a reduction in doubtful debt expenses.

•	Income from operations increased by 8 percent and non-GAAP income from operations increased by 7 percent.

•

Net income grew by 10 percent and diluted earnings per share grew by 9 percent. Non-GAAP net income grew by 3 percent and non-GAAP diluted earnings per share grew by 2 percent, predominantly attributable to strong sales.

•

Cash flow from operations for the quarter was $226.5 million, compared to net income in the current quarter of $195.1 million and non-GAAP net income of $198.4 million. During the quarter we paid $56.8 million in dividends.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.42 per share. The dividend will have a record date of August 19, 2021, payable on September 23, 2021. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be August 18, 2021, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from August 18, 2021, through August 19, 2021, inclusive.

RMD Fourth Quarter 2021 Earnings Press Release – August 5, 2021	Page 4 of 10

Webcast details

ResMed will discuss its fourth quarter fiscal year 2021 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q4 2021 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13721425. The telephone replay will be available until August 19, 2021.

Upcoming Investor Day

ResMed will host a virtual investor day on Wednesday, September 8, 2021, beginning at 1:30 p.m. PT, to discuss its business strategy and growth initiatives. Investors will have the opportunity to watch and listen to a webcast of the virtual event through the Investor Relations section of the ResMed website. A replay will be accessible through the same website. Additional information and registration information will be available approximately two weeks prior to the event at investor.resmed.com.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Fourth Quarter 2021 Earnings Press Release – August 5, 2021	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net revenue	$876,103	$770,343	$3,196,825	$2,957,013

Cost of sales	374,345	308,991	1,307,366	1,189,624
Amortization of acquired intangibles (1)	11,062	11,980	45,127	49,603
Restructuring - cost of sales (1)	—	—	5,232	—

Total cost of sales	$385,407	$320,971	$1,357,725	$1,239,227

Gross profit	$490,696	$449,372	$1,839,100	$1,717,786

Selling, general, and administrative	181,483	165,385	670,387	676,689
Research and development	59,875	52,520	225,284	201,946
Amortization of acquired intangibles (1)	7,701	8,220	31,078	30,092
Restructuring - operating expenses (1)	—	—	8,673	—
Litigation settlement expenses (1)	—	—	—	(600)

Total operating expenses	$249,059	$226,125	$935,422	$908,127
Income from operations	241,637	223,247	903,678	809,659

Other income (expenses), net:
Interest income (expense), net	$(5,286)	$(8,942)	$(23,627)	$(39,356)
Loss attributable to equity method investments	(1,310)	(5,976)	(11,205)	(25,058)
Other, net	4,169	3,765	14,816	(12,157)

Total other income (expenses), net	(2,427)	(11,153)	(20,016)	(76,571)

Income before income taxes	$239,210	$212,094	$883,662	$733,088
Income taxes	44,112	34,259	409,157	111,414

Net income	$195,098	$177,835	$474,505	$621,674

Basic earnings per share	$1.34	$1.23	$3.27	$4.31
Diluted earnings per share	$1.33	$1.22	$3.24	$4.27
Non-GAAP diluted earnings per share (1)	$1.35	$1.33	$5.33	$4.76

Basic shares outstanding	145,600	144,792	145,313	144,338
Diluted shares outstanding	146,544	145,866	146,451	145,652

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Fourth Quarter 2021 Earnings Press Release – August 5, 2021	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	June 30, 2021	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$295,278	$463,156
Accounts receivable, net	614,292	474,643
Inventories	457,033	416,915
Prepayments and other current assets	208,154	168,745

Total current assets	$1,574,757	$1,523,459
Non-current assets:
Property, plant and equipment, net	$463,490	$417,335
Operating lease right-of-use assets	128,575	118,348
Goodwill and other intangibles, net	2,320,483	2,338,492
Deferred income taxes and other non-current assets	240,820	189,742

Total non-current assets	$3,153,368	$3,063,917

Total assets	$4,728,125	$4,587,376

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$138,008	$135,786
Accrued expenses	320,599	270,353
Operating lease liabilities, current	23,585	21,263
Deferred revenue	109,611	98,617
Income taxes payable	307,963	64,755
Short-term debt	12,000	11,987

Total current liabilities	$911,766	$602,761
Non-current liabilities:
Deferred revenue	$91,496	$87,307
Deferred income taxes	11,319	13,011
Operating lease liabilities, non-current	114,779	101,880
Other long term liabilities	6,802	8,347
Long-term debt	643,351	1,164,133
Long-term income taxes payable	62,933	112,910

Total non-current liabilities	$930,680	$1,487,588

Total liabilities	$1,842,446	$2,090,349

STOCKHOLDERS’ EQUITY:
Common stock	$583	$580
Additional paid-in capital	1,622,199	1,570,694
Retained earnings	3,079,640	2,832,991
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(193,487)	(283,982)

Total stockholders’ equity	$2,885,679	$2,497,027

Total liabilities and stockholders’ equity	$4,728,125	$4,587,376

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RMD Fourth Quarter 2021 Earnings Press Release – August 5, 2021	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Twelve Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities:
Net income	$474,505	$621,674
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	156,758	154,850
Amortization of right-of-use assets	34,760	26,523
Stock-based compensation costs	63,927	57,559
Loss attributable to equity method investments	11,205	25,058
(Gain) loss on equity investment	(14,515)	14,519
Restructuring expenses	8,673	—
Changes in fair value of business combination contingent consideration	—	(7)
Changes in operating assets and liabilities:
Accounts receivable, net	(129,195)	54,383
Inventories, net	(21,954)	(69,881)
Prepaid expenses, net deferred income taxes and other current assets	(58,154)	(58,999)
Accounts payable, accrued expenses and other	210,708	(23,424)

Net cash provided by operating activities	$736,718	$802,255
Cash flows from investing activities:
Purchases of property, plant and equipment	(102,712)	(95,330)
Patent registration costs	(14,114)	(10,608)
Business acquisitions, net of cash acquired	(39,067)	(27,910)
Purchases of investments	(21,788)	(31,616)
Proceeds / (Payments) on maturity of foreign currency contracts	19,219	(14,397)

Net cash used in investing activities	$(158,462)	$(179,861)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	37,790	48,182
Taxes paid related to net share settlement of equity awards	(50,209)	(46,061)
Payment of business combination contingent consideration	(3,500)	(302)
Proceeds from borrowings, net of borrowing costs	90,000	1,190,000
Repayment of borrowings	(612,000)	(1,284,012)
Dividends paid	(226,713)	(225,093)

Net cash used in financing activities	$(764,632)	$(317,286)

Effect of exchange rate changes on cash	$18,498	$10,920

Net increase / (decrease) in cash and cash equivalents	(167,878)	316,028
Cash and cash equivalents at beginning of period	463,156	147,128

Cash and cash equivalents at end of period	$295,278	$463,156

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RMD Fourth Quarter 2021 Earnings Press Release – August 5, 2021	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” excludes amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended		Twelve Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue	$876,103	$770,343	$3,196,825	$2,957,013
Add back: Deferred revenue fair value adjustment (A)	—	—	—	2,102

Non-GAAP Revenue	$876,103	$770,343	$3,196,825	$2,959,115

GAAP Cost of sales	$385,407	$320,971	$1,357,725	$1,239,227
Less: Amortization of acquired intangibles (A)	(11,062)	(11,980)	(45,127)	(49,603)
Less: Restructuring - cost of sales (A)	—	—	(5,232)	—

Non-GAAP cost of sales	$374,345	$308,991	$1,307,366	$1,189,624

GAAP gross profit	$490,696	$449,372	$1,839,100	$1,717,786
GAAP gross margin	56.0%	58.3%	57.5%	58.1%
Non-GAAP gross profit	$501,758	$461,352	$1,889,459	$1,769,491
Non-GAAP gross margin	57.3%	59.9%	59.1%	59.8%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Twelve Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
GAAP income from operations	$241,637	$223,247	$903,678	$809,659
Amortization of acquired intangibles - cost of sales (A)	11,062	11,980	45,127	49,603
Amortization of acquired intangibles - operating expenses (A)	7,701	8,220	31,078	30,092
Restructuring - cost of sales (A)	—	—	5,232	—
Restructuring - operating expenses (A)	—	—	8,673	—
Deferred revenue fair value adjustment (A)	—	—	—	2,102
Litigation settlement expenses (A)	—	—	—	(600)

Non-GAAP income from operations	$260,400	$243,447	$993,788	$890,856

RMD Fourth Quarter 2021 Earnings Press Release – August 5, 2021	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Twelve Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
GAAP net income	$195,098	$177,835	$474,505	$621,674
Amortization of acquired intangibles - cost of sales, net of tax (A)	8,506	9,167	34,642	37,933
Amortization of acquired intangibles - operating expenses, net of tax (A)	5,921	6,290	23,857	23,012
Reserve for disputed tax position (A)	(6,003)	—	248,773	—
Restructuring - cost of sales, net of tax (A)	—	—	4,663	—
Restructuring - operating expenses, net of tax (A)	—	—	7,730	—
(Gain) loss on equity investments (A)	(5,073)	—	(13,549)	—
Fair value impairment of investment (A)	—	—	—	9,100
Deferred revenue fair value adjustment, net of tax (A)	—	—	—	1,610
Litigation settlement expenses, net of tax (A)	—	—	—	(528)

Non-GAAP net income (A)	$198,449	$193,292	$780,621	$692,801

GAAP diluted shares outstanding	146,544	145,866	146,451	145,652
GAAP diluted earnings per share	$1.33	$1.22	$3.24	$4.27
Non-GAAP diluted earnings per share (A)	$1.35	$1.33	$5.33	$4.76

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, reserve for disputed tax positions, restructuring expenses, the (gain) loss on equity investments, the fair value impairment of investment, deferred revenue fair value adjustment and litigation settlement expenses from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Fourth Quarter 2021 Earnings Press Release – August 5, 2021	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	June 30, 2021 (A)	June 30, 2020 (A)	% Change	Constant Currency (B)
U.S., Canada and Latin America
Devices	$268.4	$205.9	30%
Masks and other	203.9	194.7	5

Total Sleep and Respiratory Care	$472.3	$400.5	18
Software as a Service	95.8	91.5	5

Total	$568.1	$492.0	15

Combined Europe, Asia and other markets
Devices	$209.5	$205.8	2%	(6)%
Masks and other	98.5	72.6	36	24

Total Sleep and Respiratory Care	$308.0	$278.3	11	2

Global revenue
Devices	$477.9	$411.6	16%	12%
Masks and other	302.4	267.2	13	10

Total Sleep and Respiratory Care	$780.3	$678.9	15	11
Software as a Service	95.8	91.5	5	5

Total	$876.1	$770.3	14	10

	Twelve Months Ended
	June 30, 2021 (A)	June 30, 2020 (A)	% Change	Constant Currency (B)
U.S., Canada and Latin America
Devices	$863.7	$792.8	9%
Masks and other	841.5	779.6	8

Total Sleep and Respiratory Care	$1,705.1	$1,572.3	8
Software as a Service	373.6	354.6	5

Total	$2,078.7	$1,927.0	8

Combined Europe, Asia and other markets
Devices	$746.4	$715.1	4%	(2)%
Masks and other	371.7	315.0	18	11

Total Sleep and Respiratory Care	$1,118.1	$1,030.1	9	2

Global revenue
Devices	$1,610.0	$1,507.8	7%	3%
Masks and other	1,213.2	1,094.6	11	9

Total Sleep and Respiratory Care	$2,823.2	$2,602.4	8	6
Software as a Service	373.6	354.6	5	5

Total	$3,196.8	$2,957.0	8	6

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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